                                                               EXHIBIT 10.10


                            DISTRIBUTION AGREEMENT



                                    between



                  DS Datenverarbeitung und Sensortechnik GmbH

                              Neckarstrasse 76/1

                                 71686 Remseck

                                    Germany

                       (hereinafter referred to as "DS")



                                      and



                             DATA TRANSLATION Inc.

                                100 Locke Drive

                            Marlboro, MA 01752-1192

                                      USA

                       (hereinafter referred to as "DT")
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                                    Art. 1

                            Object of the Agreement


     DS has developed the Machine-Vision Software Product "NeuroCheck".
DT will distribute that product subject to the terms of the present Agreement.



                                    Art. 2

                        Obligations and Services of DS


(1) DS herewith grants to DT the worldwide distribution rights, on a non-exclusive basis, for the Machine-Vision Software Product "NeuroCheck", with the exception of the distribution in the Federal Republic of Germany where an existing cooperation agreement with the subsidiary of DT shall continue in effect.

(2) During the term of the present Distribution Agreement DS shall offer "NeuroCheck" exclusively in support of DT hardware, so long as DT continues to meet the Imaging HW needs of the Machine Vision market.

(3) DS shall terminate at the earliest possible date any and all distribution agreements existing with companies abroad. The distribution
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        agreements in question are specified in Annex 1 to the present
        Agreement, together with the dates on which the termination as provided for herein will take effect.

(4) During the term of the present Agreement, DS shall allow DT to participate in the development of concepts for future versions of "NeuroCheck". The exclusive rights of DS to "NeuroCheck", including the version described in clause (7) below, shall, however, not be affected thereby.

(5) For test purposes, a suitable customer, to be named by DT, will be worked by DS directly.

(6) DS intends to complete in each year two new versions of "Neuro-Check" in English and German language. Generally, the English version shall have priority.

(7) DS commits to offer, during the period July - September of 1996, a version of "NeuroCheck" that will be capable of running under Windows/NT 4.0, which version shall be distributed by DT on the terms and conditions of this present Agreement.

(8) DS shall make available to DT on a regular basis preliminary versions ("Betas") of any "NeuroCheck" version under development.

(9) DS shall meet DT packaging and shipping requirements for "NeuroCheck" by ensuring that the product name and SW version number are clearly set forth both on the individual "NeuroCheck" boxes as well as on the outside of the shipping container. Should further







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      requirements develop in the future, DS will make its best efforts to accommodate these new requirements.

(10) DS will make available to DT, free of charge, a 3.5" floppy disk containing a demonstration version of "NeuroCheck"; the same applies for all future versions. DT has the right to redistribute, free of charge, the demonstration version of "NeuroCheck", to its distributors and customers.

(11) DS will develop a two day instructional "NeuroCheck" training course. DS will offer the course, to be attended by DT personnel and distributors/VARs/Integrators, two times a year in the United States, free of charge. Additionally, DS will provide additional, more in depth training to nor more than 5 key DT people and provide the two day training course materials to them so that they may conduct subsequent training, support, and sales training at will. Place and date of these additional trainings are coordinated by DT and DS together. If the fixed date requires a separate journey for the qualified teacher of DS, these additional trainings and the travel expenses will be charged by DS. With new versions of "NeuroCheck", incremental training as specified above will be provided and the training materials will be updated and provided to DT.

                                    Art. 3

                        Obligations and Services of DT


(1) DT shall actively distribute all versions of "NeuroCheck" (including successor versions and supplements) on the terms of the present Agreement through its U.S. and International distribution channel, with the exception of the Federal Republic of Germany.

(2) So long as DS is complying with its obligations under this Agreement, including its obligation to develop new versions every year, and so long as such versions are up to date in the industry, DT shall not select another vendor with product that is directly competitive as to quality, price, features and intended customers (OEM, end-user or other) with the Product sold to DT hereunder.

(3) DT shall include "NeuroCheck" in the next version of its product catalogue, where "NeuroCheck" will be devoted at least two full pages in each case, and will to include "NeuroCheck" in subsequent catalogues for as long as this agreement is in force.

(4) DT will reasonably present "NeuroCheck" at all relevant fairs and other sales events attended by DT.

(5) During the third quarter of 1996, DT will run a promotional campaign for "NeuroCheck" in the USA, the details of which are laid down in Annex 2 to the present Agreement.

(6) DT shall advise DS of intended promotional activities for "NeuroCheck", shall allow DS to provide feedback on these activities and shall inform DS of their evaluation after conclusion of such promotional efforts.

(7) DT shall advise DS of any planned new development in the image-processing hardware sector and shall allow DS to provide input and feedback during the concept and development stages.

(8) DT shall make available to DS, for development purposes, new hardware components that are to be integrated into "NeuroCheck", in sufficient numbers and free of charge. DS shall retain these components and not redistribute said components.

(9) DT will name a suitable engineering contact person for hardware and software matters.

(10) DT commits to the development of a suitable digital I/O plug-in card for the Machine Vision market on the ISA bus. DT shall make available plug in cards, on the same basis as the hardware components in paragraph (8) above, and its drivers for Windows95 and Windows/NT required for linking the card with "NeuroCheck".

(11) DT will keep DS currently informed about its activities, the general development of the market and the purchasers.

                                    Art. 4

                               Supply and Prices

(1) DT undertakes to maintain sufficient stocks of "NeuroCheck" in order to meet the current demand.

(2) DS undertakes to advise DT of its delivery dates and times and to keep its delivery times as short as possible within the limits of its own capacity.

(3) All deliveries shall be made based on the DS list prices as specified in Annex 3 of the present Agreement. DS will review, and amend as necessary, the prices bi-annually unless business conditions warrant a pricing review prior to bi-annually. DS will consult with DT on any intended price changes; price changes are subject to not less than three months prior notice.

(4) The risk of loss and title shall pass to DT upon shipment of the Products.

(5) All prices are for delivery ex DS' seat. Delivery shall be made by UPS or FedEx, as requested by DT; the costs of packing, shipment and transport will be charged separately.

(6) DS, for a period of one year after delivery of the product to DT, warrants that its product will be free from defects in materials and workmanship under normal use and service. DS's obligation under this warranty shall not arise until the Buyer returns the defective product, freight prepaid, to DS. The only responsibility of DS under this warranty is, at its option, to replace or repair, free of charge, any defective component part of such products or return or credit of an appropriate portion of any payment made or to be made by the Buyer with respect to the applicable portion of the products. Any additional claims, especially any claims for damages, based on defective delivery are herewith excluded, unless they should result from intent or gross negligence on the part of DS.

(7)     DS warrants

        (A) that it has full legal right to manufacture, license and sell the Products and to enter into and perform this Agreement,

        (B) that it has no knowledge, that it is not the owner of, or that it is not the licensee of all patents, copyrights, trade secrets and other intellectual property rights (collectively "Intellectual Property Rights") incorporated in or used with the Product,

        (C) that it has no knowledge, that the use, marketing, sale and licensing of the products by DT and its customers does, and will, infringe any intellectual property right of any third party. DS shall indemnify and hold harmless DT and its customers from and against losses, liabilities, damages, costs or expenses (including without limitations reasonable attorneys' fees and costs) arising out of or in connection with any suit, proceeding or claim based on an allegation that any of the Products infringes any Intellectual Property Right.

(8) All invoices shall be payable without any deduction within 30 days from the date of the invoice. In the event of overdue payments, DS will be entitled to hold back all future deliveries until all payments due for former deliveries have been paid in full, and to request advance payment for future deliveries.




                                     Art.5

                                Advance Payment



(1) DT shall make a non-recurrent advance payment of [material omitted and filed separately with the Securities and Exchange Commission] which shall be due for a payment on July 1, 1996.

(2) The payment made under (1) above will be amortized exclusively by an increase of the discount by 20% off the current price (Annex 3) granted on all deliveries made by DS to DT, including deliveries made to DT's subsidiaries, until full amortization of the payment.

(3) The advance payment to be made by DT under (1) above shall bear no interest. DS shall not be obliged to repay the advance payment made under (1) above if and to the extent it should not have been amortized by the increased discount provided for under (2) above, except that it shall be obliged to repay in the event of termination by DT with cause.

(4) DT reserves the right to determine where shipments and invoices should be directed.





                                     Art.6

                             Duration, Termination



(1) The present Agreement shall come into force at the date of signature thereof, and shall remain in effect thereafter for an unlimited period of time.

(2) The present Agreement may be terminated at the end of each calendar year without cause, subject to twelve month's prior notice, provided that DS undertakes to supply DT with "NeuroCheck", at the relevant price and warranty terms of the present Agreement, during an additional time of twelve months after the effective date of any such termination of the present Agreement, except only if DS should have terminated the Agreement for a material breach of this agreement by DT. DS may not terminate this agreement without cause prior to 12/31/1997.

(3) Each party shall be entitled to terminate the present Agreement forthwith in the presence of a material breach of this agreement by the other party, which shall be deemed to exist if the other party should have violated its obligations under the present Agreement in a culpable, willful way or have violated the obligations in material respects and in each case should not, in spite of having been requested in writing to do so, restore its proper performance of the Agreement within 30 days after notice.

(4) In order to be legally effective, notice of termination must be given in writing.

(5) Except for prior breaches of the Agreement, there shall be no payment or liability upon a termination of this agreement.





                                    Art. 7

                                    Secrecy



(1) Both parties undertake to treat as business secret of the other party, and to maintain secrecy in respect of, any and all facts relating to the other party that may have come to their knowledge as a result of the cooperation under the present Agreement, except that this undertaking shall not apply to any facts that are already in the public domain or come into the public domain through no fault of the party or to any information that was already known by a party prior to the date it received such information from the other party.

(2) Both parties undertake to oblige their employees to secrecy in respect of the facts to be kept secret under (1) above.

(3) The obligation to maintain secrecy, as provided for under (1) and (2) above, shall continue in effect even after termination of the present Agreement for 5 years.




                                     Art.8

                                 Final Clauses



(1) This is the sole and entire agreement between the parties. There do not exist any ancillary oral agreements. Any changes or amendments to the present Agreement, including any waiver to the written form, shall be valid only if made in writing and signed by both partners.

(2) In the event one or more of the provisions of the present Agreement should be ineffective, this shall not affect the validity of the remaining provisions. Both parties agree that they will replace any such ineffective provisions by effective terms by which the economic purposes of the ineffective provisions will be achieved as fully as possible; the same shall apply in the event any gap should be found to exist in the present Agreement.


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(3)  The present Agreement and all deliveries and services made or rendered thereunder shall be subject to the Laws of the Federal Republic of Germany. The application of the CISG is herewith excluded.

(4) The exclusive place of jurisdiction is Stuttgart provided that DS herewith names Mr. Christian Demant and DT herewith names Mrs. Kim J. Gray as arbitrators to mediate between the parties in the event of any disputes. The rules of these arbitration are fixed in a separate agreement.

(5)  The provisions of Article 8, Clauses (4) and (5), Article 4, Clause (6) and
     Article 7 shall survive any termination or expiration of this Agreement.

Remseck, this 06/24/1996                    Marlboro, this  6/26/1996
                                                           ----------
[LOGO AND SIGNATURE OF DS DATENVERARBEITUNG UND

SENSORTECHNIK GMBH APPEARS HERE]

                                            /s/ Kim J. Gray
                                            ---------------------------
                                            (DATA TRANSLATION Inc.)

ANNEX 1
-------




List of existing distribution contracts:

-----------------------------------------------------------
          Company name               Date of termination

-----------------------------------------------------------
HARTOGS INGENIEURSBUREAU                12/31/1996

3007 AJ Rotterdam

Netherlands

-----------------------------------------------------------
FABRIMEX AG                             12/31/1996

8603 Schwerzenbach

Switzerland

-----------------------------------------------------------
LB ELECTRONICS                          12/31/1996

1190 Vienna

Austria

-----------------------------------------------------------
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Annex 2
-------


DT plans on promoting "NeuroCheck" in the following manner:

 .  Inclusion of "NeuroCheck" in DT's product catalogue

 .  Featured in DT's Imaging newsletter, which is mailed to over 15,000 U.S.
   prospects as well as being placed on DT's Internet website

 .  Referenced in DT's future Machine Vision advertising

 . Included in DT's PR efforts, including press tours with magazine editors, featured in relevant press releases, identified in magazine PR pick-ups

 . Featured in relevant Machine Vision internal and external trade shows demonstrations

 .  Featured in future direct mail campaigns

ANNEX 3
-------

Royalties:
----------
NeuroCheck full licensed version, 3.5" discs,
incl. "Getting Started" manual and security key            [material omitted
                                                           and filed separately
                                                           with the Securities
                                                           and Exchange Commission]


NeuroCheck light version, 3.5" discs,
reduced communication capabilities,
support for only one camera,
incl. "Getting Started" manual and security key            [material omitted
                                                           and filed separately
                                                           with the Securities
                                                           and Exchange Commission]


NeuroCheck upgrade from light to full licensed version     [material omitted
                                                           and filed separately
                                                           with the Securities
                                                           and Exchange Commission]


Discount:
--------

DS sells NeuroCheck at a discount of [material omitted and filed separately with the Securities and Exchange
Commission] to DT. All prices - if required - plus legal
Value Added Tax (VAT).

                A G R E E M E N T   O F   A R B I T R A T I O N



                                    between



                  DS Datenverarbeitung und Sensortechnik GmbH

                              Neckarstrasse 76/1

                                 71686 Remseck

                                    Germany

                       (hereinafter referred to as "DS")




                                      and



                             DATA TRANSLATION Inc.

                                100 Locke Drive

                            Marlboro, MA 01752-1192

                                      USA

                       (hereinafter referred to as "DT")

                                     Art 1

All disputes between the parties with respect to the Agreement dated 06/24/1996/ _____________ between DT and DS, in compliance with the provisions of said Agreement or any termination of said Agreement shall be decided solely by binding arbitration in London, in the English language pursuant to the rules of the London Court of International Arbitration (or its successor). Each party shall select one arbitrator and these two arbitrators shall select a third arbitrator, except as otherwise provided in said rules. Any award of the arbitrators may be enforced by a court of competent jurisdiction.

Remseck, this 06/24/1996                 Marlboro, this  6/26/1996
                                                        ------------

[LOGO AND SIGNATURE OF DS DATENVERARBEITUNG UND

 SENSORTECHNIK GMBH APPEARS HERE]

                                         /s/ Kim J. Gray
                                         ---------------------------
                                         (DATA TRANSLATION Inc.)